UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2013 (January 30, 2013)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2013, the Board of Trustees (the “Board”) of Pebblebrook Hotel Trust (the “Company”) ratified the 2013 compensatory arrangements of the Company's executive officers approved by the Compensation Committee of the Board (the “Compensation Committee”).
For 2013, the Compensation Committee and Board determined that, as it was for 2012, compensation for each executive would consist of: (i) an annual cash base salary; (ii) an annual cash incentive bonus; and (iii) two forms of long-term equity-based compensation - 40% as an award of restricted common shares of beneficial interest of the Company (“Common Shares”) subject to time-based vesting provisions over a three-year period and 60% as performance-based restricted Common Shares subject to performance-based vesting provisions over a three-year performance period. Pursuant to the performance-based vesting provisions, the performance-based equity awards vest after January 1, 2016 only if certain performance objectives are achieved. The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2013 as determined by the Compensation Committee and Board on January 30, 2013.

	2013 Target Compensation: Components as a Percentage of Total
	Base Salary	Target Cash Incentive Bonus	Target Equity-Based Compensation(1)

Jon E. Bortz	25%	25%	50%

Raymond D. Martz(2)	29%	26%	44%

Thomas C. Fisher(2)	29%	26%	44%
___________________
(1) Percentages include awards in January 2013 of time-based restricted Common Shares and performance-based restricted Common Shares, which comprise 40% and 60%, respectively, of the target equity-based compensation amount.

(2) Percentage do not total 100% solely due to rounding.

Base Salary and Annual Cash Incentive Bonus
The Compensation Committee and the Board approved the following cash compensation arrangements for 2013 for each of the executive officers:

			Target Cash Incentive Bonus as a % of
	Base Salary	Target Cash Incentive Bonus	Base Salary	Target Total Compensation(1)

Jon E. Bortz	$650,000	$650,000	100%	25%

Raymond D. Martz	$360,000	$324,000	90%	26%

Thomas C. Fisher	$360,000	$324,000	90%	26%
___________________
(1) Target total compensation includes base salary, target cash incentive bonus, a grant of time-based restricted Common Shares and the target amount of performance-based restricted Common Shares discussed below.

For each executive, the target cash incentive bonus is contingent on the Company meeting the target levels of certain management objectives and goals established by the Board (“2013 Annual Objectives”), which are set at the beginning of the year and are designed to align the incentives of the Company's employees and management with the interests of the Company's shareholders. The actual amount of cash bonus that will be paid in 2014 for performance in 2013 will depend on the Company's performance against the 2013 Annual Objectives and could be as little as zero or as much as 200% of the target cash incentive bonus.

The 2013 Annual Objectives have three components:

•
35% is determined by the percentage growth of the Company's comparable hotel-level earnings before interest, taxes, depreciation and amortization (“EBITDA”) from December 31, 2012 to December 31, 2013 compared to the average percentage growth in the same measure for a group of seven peer companies in the full service hotel sector, including Ashford Hospitality Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. (together, the “Peer Group”), (the “EBITDA Growth Objective”);

•
35% is determined by the amount of Company hotel-level EBITDA for the year ending December 31, 2013 compared to the aggregate amount of 2013 hotel-level EBITDA projected by the Company's underwriting process at the time of a hotel's acquisition (the “Underwritten EBITDA Objective”); and

•
30% is determined by the degree to which particular business objectives, including asset management initiatives, certain capital re-investment programs, acquisition goals and internal controls and compliance, are met (the “Operating Objective”).

The level of performance against each component of the 2013 Annual Objectives is measured relative to a target. The payout level of each component varies by level of performance achieved, from a threshold of 0% up to target and maximum amounts that differ by objective, as shown in the following table:

Component		Threshold	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum
EBITDA Growth Objective	Performance (relative to Target Performance)		For every 100 basis points ("bps") below target	Peer-Group Average EBITDA growth	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

Underwritten EBITDA Objective	Performance (relative to Target Performance)		For every 100 bps below target	Aggregate underwritten EBITDA	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

Operating Objective	Performance (Five-point scale - assessed by Board)	1	2	3	4	5
	Payout Level (percent of Target Bonus)	0%	15%	30%	45%	60%

Regardless of the Company's actual performance against one or more of the components of the 2013 Annual Objectives, no executive officer will be entitled to receive more than a maximum of 200% of his target cash incentive bonus for an annual incentive award. In addition, each Annual Objective has a maximum cap on the percentage of the target cash incentive bonus that the executive officers may earn: 87.5%, 87.5% and 60% in the case of the EBITDA Growth Objective, the Underwritten EBITDA Objective and the Operating Objective, respectively.
Long-Term Equity Incentive Awards
The Compensation Committee and the Board approved long-term equity incentive awards to each executive officer for 2013, consisting of an award of time-based restricted Common Shares and an award of performance-based restricted Common Shares. Long-term equity incentive awards are intended to provide grantees with an incentive to promote the long-term success of the Company in line with the interest of the Company's shareholders.

Award of Time-Based Restricted Common Shares
Each executive officer is eligible to receive time-based restricted share incentive awards in the form of time-based restricted Common Shares. For 2013, the Board awarded time-based restricted Common Shares, which will vest ratably on January 1, 2014, January 1, 2015 and January 1, 2016, provided that the recipient remains employed by the Company through the applicable vesting date or as otherwise described below, to Messrs. Bortz, Martz and Fisher as follows:

	Number of Time-Based Restricted Common Shares	Grant Date Fair Value	% of Target Total Compensation (1)

Jon E. Bortz	21,112	$522,311	20%

Raymond D. Martz	8,754	$216,574	26%

Thomas C. Fisher	8,754	$216,574	26%
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(1) Target total compensation includes base salary, target cash incentive bonus, a grant of time-based restricted Common Shares and the target amount of performance-based restricted Common Shares discussed below.

The grant date fair value of these awards was calculated in accordance with FASB ASC 718 and based on the closing price per share of Common Shares on January 30, 2013. Prior to vesting, all restricted common shares will be entitled to receive dividends paid on Common Shares and will be entitled to vote.
The vesting-related terms of the time-based restricted Common Shares granted to each of Messrs. Bortz, Martz and Fisher also provide that:

•	upon a change in control of the Company, unvested shares vest;

•	upon termination of the executive's employment with the Company because of his death or disability, unvested shares vest;

•	upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control), unvested shares vest;

•	upon termination of the executive's employment with the Company without cause, unvested shares vest; and

•	upon termination of the executive's employment with the Company for cause, unvested shares are forfeited.

Except as described above, the shares that are unvested at the time the executive terminates his employment with the Company are forfeited.
Award of Performance-Based Restricted Common Shares
Each executive officer is eligible to receive performance-based restricted Common Shares. The performance-based Common Shares will vest only if, and to the degree that, long-term performance criteria established by the Board (“2013 Long-Term Objectives”) are met and the recipient remains employed by the Company on the vesting date.
The 2013 Long-Term Objectives have three components:

•
30% is determined by the Company's total shareholder return (Common Share price appreciation/depreciation plus paid dividends) (“TSR”) measured from December 31, 2012 through December 31, 2015 compared to the Peer Group's average TSR (the “Group TSR Objective”);

•
30% is determined by the Company's total shareholder return (Common Share price appreciation/depreciation plus paid dividends) from December 31, 2012 through December 31, 2015 (the “Absolute TSR Objective”); and

•
40% is determined by the reduction of the gap between the Company's hotel-level EBITDA margin and that reported by LaSalle Hotel Properties from December 31, 2012 through December 31, 2015, measured annually (the “Direct Competitor Objective”).

The level of performance against each component of the 2013 Long-Term Objectives is measured relative to a target. The payout level of each component varies by level of performance achieved, from a threshold of 0% up to target and maximum amounts that differ by objective, as shown in the following table:

Component		Threshold	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum
Group TSR	Performance (relative to Target Performance)	> 600 bps below	For every 100 bps below target	Peer-Group Average TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	500 bps less	30%	500 bps more	60%

Absolute TSR	Performance (relative to Target Performance)	< 5%	For every 100 bps below target	9% TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	750 bps less	30%	750 bps more	60%

Direct Competitor	Performance (relative to Target Performance)	> 40 bps increase in gap	For every 10 bps increase in EBITDA margin gap	No change in EBITDA margin gap	For every 10 bps decrease in EBITDA margin gap
	Payout Level (percent of Target Bonus)	0%	1,000 bps less	40%	1,000 bps more	200%

Regardless of the Company's actual performance against any one or more of the components of the 2013 Long-Term Objectives, the maximum amount of performance-based restricted Common Shares that can vest for any of the executive officers is 200% of the executive's target number of performance-based restricted Common Shares.
The minimum, target and maximum number of Common Shares subject to the performance-based equity incentive awards for the Company's three executive officers are as follows:

	Number of Common Shares Subject to Performance-Based Vesting			Target as % of Target Total Compensation (1)	Value if Maximum Number Vests(2)
	Threshold	Target	Maximum

Jon E. Bortz	—	31,669	63,338	30%	1,566,982

Raymond D. Martz	—	13,130	26,260	26%	649,672

Thomas C. Fisher	—	13,130	26,260	26%	649,672
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(1) Target total compensation includes base salary, target cash incentive bonus, a grant of time-based restricted Common Shares.
(2) The amounts in this column show the dollar values of the performance-based awards assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per Common Share subject to performance-based vesting was assumed to be the closing price per Common Share on the NYSE on the date of grant, January 30, 2013. The values of the performance-based awards are dependent in part on the Company's performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

For each executive, the actual amount of performance-based restricted Common Shares that will vest after December 31, 2014 pursuant to the performance-based awards will depend on the Company's performance against the 2013 Long-Term Objectives and requires generally that the recipient remains employed by the Company through December 31, 2014. The Common Shares issuable pursuant to these performance-based awards will, prior to vesting, not be entitled either to receive dividends paid on

Common Shares or to be voted, but dividends will accrue on the shares and will be paid if and when the shares vest and are issued.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

Date: February 1, 2013	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary